UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2014

Angstron Holdings Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-1380412	20-5308449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Boulevard, Suite 888,
Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 683-9120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On December 22, 2014, Sijun He, a director of Angstron Holdings Corporation, a Nevada corporation (the “Company”), notified the Company that he would resign from the Company’s Board of Directors (the “Board”) effective immediately. There are no disagreements between Mr. He and the Company, the Company’s management or the Board.

Election of Directors

As described in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2014 by the Company, Bor Jang resigned from the Board.

On December 19, 2014, in connection with Mr. Jang’s resignation the Board determined it was in the best interest of the Company to elect Dr. Yung Yeung as a director and for Dr. Yeung to serve and perform the functions of the Chairman of the Board. Dr. Yeung will receive no compensation for such services.

Dr. Yeung has served as a director of Hybrid Kinetic Group Ltd. (the “Group”) since November 1998, and is the current chairman of the Group, the chairman of the nomination committee and a member of the remuneration committee of the Group’s Board of Directors. Dr. Yeung is also a substantial shareholder of the Group. Dr. Yeung holds a PhD Degree in Economics from the China’s Southwest University of Finance & Economics. Dr. Yeung was elected as a director of the John Hopkins University Center – Nanjing University Centre for Chinese and American Studies. Dr. Yeung was the chairman, chief executive officer and president of Brilliance China Automotive Holdings Limited and also the chairman and president of Shenyang Jinbei Passenger Vehicle Manufacture Co., Ltd. from 1992 to 2002. Dr. Yeung is a well-known, highly successful automotive industrialist with over 18 years’ experience in the automobile industry as well as a pioneering international financier from China.

There is no family relationship between the Company and Dr. Yeung.

On December 22, 2014, in connection with Mr. He’s resignation the Board determined it was in the best interest of the Company to elect Dr. Yunfeng Lu as a director and for Dr. Lu to serve and perform the functions of the Executive Director and Vice Chairman of the Board. Dr. Lu will receive no compensation for such services.

Dr. Lu obtained his PhD degree in chemical engineering from the University of New Mexico in 1998. In 2000, he worked at Applied Materials, Inc. as a senior process engineer. He later joined Tulane University as an assistant professor in 2001 and was promoted to an endowed professor with tenure in 2005. Since 2006, Dr. Lu has been a professor of chemical engineering at UCLA.

There is no family relationship between the Company and Dr. Lu. Dr. Lu obtained a direct and controlling interest in the Company on December 19, 2014, upon the closing of the sale of 3,683 shares of Series B Preferred Stock, which represents approximately 73.7% of the Company’s common equity, on an as-converted basis. Such sale was previously reported by the Company in the Current Report on Form 8-K filed with the SEC on December 9, 2014.

Item 9.01 Exhibits

The following exhibit is furnished as part of this Form 8-K:

Exhibit 99.1

Resignation Letter of Sijun He, dated December 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angstron Holdings Corporation

Date: December 23, 2014	By:	/s/ Jianguo Xu
Jianguo Xu President, Chief Executive Officer and Treasurer

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